UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 13, 2005

Galaxy Minerals, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-95549 (Commission File Number)	65-0974212 (I.R.S. Employer Identification No.)

500 Park Avenue, Suite 203 Lake Villa, Illinois 60046 (Address of principal executive offices) (zip code)

(847) 265-7600 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On August 11, 2005, the Company filed a Form 8-K reporting the dismissal of Dohan and Company, CPA's, P.A., as the Company’s independent accountants on August 5, 2005.

On September 13, 2005, the Company re-engaged Dohan and Company, CPA’s, P.A., as the Company’s independent accountants for the limited purpose of the following: i) reviewing the Company’s financial statements for its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005; ii) reviewing and assisting the Company with its response to the comments on, and the filing of any amendments to, the Company’s Registration Statement on Form SB-2; and iii) reviewing and assisting the Company with filing any amended Exchange Act periodic filings that may need to be filed based on the comments from the Securities and Exchange Commission to the Registration Statement.

The Company’s management is still in the process of interviewing new auditors to engage on a permanent basis and hopes to have a new auditor retained in the near future. Once a new auditor is retained the Company will file a Form 8-K with information regarding the new auditor, as required.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Minerals, Inc.,
a Florida corporation

Dated: September 16, 2005	/s/ Matthew J. Symonds
By: Matthew J. Symonds
Its: President